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                                                                   EXHIBIT 10.40
                              STAN LEE MEDIA, INC.
                       15821 Ventura Boulevard, Suite 675
                                Encino, CA 91436

                              As of October 5, 1999


VIA FACSIMILE TRANSMISSION
--------------------------

Paraversal, Inc.
c/o Stan Lee Media, Inc.
15821 Ventura Boulevard, Suite 675
Encino, CA   91436

Ladies and Gentlemen:

        We, Stan Lee Media, Inc., a Colorado corporation ("Company"), hereby grant you, Paraversal, Inc. ("Paraversal"), an option (the "Option") to purchase five hundred thousand (500,000) shares of Company's Common Stock, no par value, at an exercise price of Five and 50/100 Dollars ($5.50) per share (the "Exercise Price"), subject to adjustment as described below. The Option shall vest as of January 22, 2000, may be exercised in whole or in part, and shall be exercisable at any time after vesting to and including October 4, 2009.

        Each exercise of the Option shall be accomplished by presentation and delivery to the Company of a notice of exercise, duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such notice of exercise, together with all Federal and state taxes applicable upon such exercise.

        The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Option such number of shares of its Common Stock as shall be required for issuance and delivery upon full exercise of the Option. All shares of the Company's Common Stock to be issued to Paraversal upon exercise of the Option will be restricted securities as such term is defined in Rule 144(a)(3) of the Securities Act of 1933, as amended.

        If Company at any times proposes to file a registration statement under the Securities Act of 1933, as amended, respecting any securities of Company (excluding registrations of securities to be offered in connection with Company's employee benefit plans and registrations of securities to be offered by Company in connection with acquisitions, mergers or similar transactions), it will at such time give written notice to Paraversal of its intention to do so. Upon the written request of Paraversal given within fifteen (15) days after receipt of any such notice (which request shall specify the securities intended to be sold or disposed of by Paraversal and describe the nature of any proposed sale or other disposition thereof), Company shall use its best efforts, but shall not be

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Paraversal, Inc.
As of October 5, 1999
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obligated, to cause all such securities specified in such request to be so registered. In the event that any such registration shall be underwritten, if the underwriters notify Company in writing that the inclusion in such underwriting of such securities would materially and adversely affect the underwriting, Company shall have the right not to include such securities. In any registration pursuant to this paragraph, Paraversal shall pay Company for the incremental portion of the Federal and state registration and filing fees attributable to such securities and shall pay all underwriting commissions, discounts, underwriting expenses and taxes attributable to such securities.

        Paraversal shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company either at law or in equity, and the rights of Paraversal under the Option are limited to those expressed herein.

        If the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, then the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution), or decreased in the case of such subdivision, or increased in the case of such combination (on the date that such subdivision or combination shall become effective). Upon any adjustment of the Exercise Price, Paraversal shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of the Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

        In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of the Option), or in case of any sale or conveyance to any other corporation of the property and assets of the Company as an entirety or substantially as an entirety, as a condition to any of the foregoing, the Company shall cause effective provision to be made (including acceleration of vesting) so that Paraversal shall have the right thereafter, by exercising the Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance as if Paraversal had exercised the Option prior to such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Option. The foregoing


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Paraversal, Inc.
As of October 5, 1999
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provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

        In the event the Company spins off a subsidiary by distributing to the shareholders of the Company, as a dividend or otherwise, the stock of the subsidiary, the Company shall reserve, for the life of the Option, shares of the subsidiary to be delivered to Paraversal upon exercising the Option to the same extent as if Paraversal were the owner of record of Common Stock on the record date for payment of the shares of the subsidiary.

        The Option may be sold, transferred, assigned or hypothecated by Paraversal without the prior written consent of Company. Nothing express of implied in this letter agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies by virtue of the Option granted hereunder or any exercise or non-exercise thereof.

        This letter agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

        If acceptable, please sign where indicated below and return an executed counterpart of this letter agreement to Company.

                               Very truly yours,

                               STAN LEE MEDIA, INC.,

                               By: /s/ Stephen M. Gordon
                                   --------------------------------------------
                                            Its:  EVP/Operations
                                                  -----------------------------

AGREED AND ACCEPTED AS OF
THIS 5TH DAY OF OCTOBER, 1999.

PARAVERSAL, INC.

  /s/ J.P. Paul
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